                                                                   EXHIBIT 10.28


                           UBL MERCHANDISER AGREEMENT

This Agreement, dated as of April 1, 1999, between Giant Merchandising ("Merchandiser"), 5655 Union Pacific Avenue, Commerce, CA 90022, and The Ultimate Band List, LLC ("UBL"), 17835 Ventura Blvd., Suite 310, Encino, CA 91316, is being entered into in light of the following:

        A. Merchandiser is in the business of manufacturing and selling merchandise containing the names, photographs and other likenesses, biographical material and other personal identification (collectively, "Personal Identification") of artists.

        B. UBL is in the business of operating an Internet web site (the "UBL Store") that, among other things, sells merchandise containing the Personal Identification of the various artists.

        C. Merchandiser and UBL are entering into this Agreement in order to set forth the terms and conditions upon which Merchandiser has agreed to sell merchandise to UBL for resale over the UBL Site.

            NOW, THEREFORE, in consideration of the foregoing and the mutual benefits contained herein, the parties hereto agree as follows:

        1. Term: The term of this Agreement (the "Term") shall be four (4) years commencing on the date of this Agreement.

        2. Merchandise Sales:

            (a) Merchandiser agrees to sell to UBL during the Term, for resale over the UBL Site upon the terms and conditions set forth below, all merchandise manufactured by or under the control of Merchandiser, except to the extent Merchandiser does not have the right to sell such merchandise to web site retail outlets. Merchandiser agrees to use reasonable efforts to diligently and timely fulfill UBL's orders of merchandise under this Agreement.

            (b) Merchandiser agrees to sell all such merchandise to UBL at Merchandiser's standard wholesale prices (i.e., the prices that Merchandiser generally charges its other wholesale customers, subject to Merchandiser's customary volume discounts). Merchandiser represents and warrants that attached hereto as Exhibit A are Merchandiser's standard wholesale prices as of the execution of this Agreement. Merchandiser shall notify UBL of any changes to its standard wholesale prices, which changes shall only apply to merchandise ordered by UBL after its receipt of such notice from Merchandiser. Notwithstanding the foregoing, the parties agree and acknowledge that Merchandiser may not have standard wholesale prices for certain collectible or limited edition items, in which case the wholesale price shall be reasonably determined by Merchandiser.

            (c) UBL shall remit payment to Merchandiser for all product purchased from Merchandiser under this Agreement pursuant to invoices therefor rendered to UBL, it being


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understood that payment shall not be due earlier than the date [***] after the arrival at the Center of the applicable product items and UBL's receipt of an invoice from Merchandiser therefor.

            (d) Merchandiser shall use reasonable efforts to cause each person or entity who manufactures and distributes product under license from Merchandiser (a "Sublicensee") to sell merchandise to UBL hereunder upon [***] payment terms and at no more than the Sublicensee's standard wholesale prices. If a Sublicensee is unwilling to do so, Merchandiser may elect (in its discretion) to purchase the applicable merchandise from such Sublicensee and sell same to UBL pursuant to [***] payment terms, provided that the purchase price charged by Merchandiser to UBL shall not be greater than the lesser of (i) the price Merchandiser paid for such merchandise, or (ii) the lowest price the applicable Sublicensee offered the merchandise to UBL.

            (e) Merchandiser agrees that UBL may at any time return (not for credit) to Merchandiser any unsold products sold to UBL by Merchandiser or a Sublicensee. [***] shall pay all costs (including all associated freight and insurance costs) of returning any unsold products from the Center to Merchandiser's warehouse. Merchandiser agrees to use its commercially reasonably efforts to promptly sell such returned product at liquidation prices (subject to Merchandiser's commercially reasonable efforts to maximize the liquidation proceeds) and to remit to UBL, within [***] after each such sale, [***] of the net proceeds thereof. As used in this paragraph 2(e), the term "net proceeds" shall mean the gross amount payable or credited to Merchandiser from such sales less Merchandiser's verifiable direct third party out-of-pocket costs in connection with such sales.

            (f) Notwithstanding anything to the contrary contained herein, any "Merchandiser Product" sold on the UBL Site pursuant to a particular "Store Agreement" [as such terms are defined in the agreement between Merchandiser and ARTISTdirect New Media, LLC, of even date herewith (the "ADMN Agreement")] shall not be subject to this Agreement, it being the intention of the parties that all such Merchandiser Product shall be subject to the terms and conditions of the ADMN Agreement and the applicable Store Agreement.

        3. Warrant. In further consideration of Merchandiser's entering into and fully performing its obligations under this Agreement, and in exchange for the payment by Merchandiser to ARTISTdirect, LLC ("AD") of one dollar ($1.00), upon the consummation of the transaction that currently is contemplated to occur whereby AD will become the beneficial owner of one hundred percent 100% of the outstanding membership interests of UBL (the "Rollup"), UBL shall cause AD to grant to Merchandiser a warrant to acquire common units of AD representing approximately one percent (1%) of AD's outstanding membership interests for an aggregate exercise price not to exceed One Million Twenty-One Thousand Forty-Five Dollars ($1,021,045), which warrant shall be subject to the terms generally set forth in Exhibit B attached hereto; provided, however, that if the Rollup shall not occur prior to July 31, 1999, then UBL shall then grant to Merchandiser a warrant substantially in the form of Exhibit B attached hereto.

        4. Representations and Warranties; Indemnity:


--------------------------
[***] Confidential treatment has been requested for the bracketed portion. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.


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            (a) Each party hereto represents and warrants that: (i) it has the full right, power and authority to enter into and to perform this Agreement;
(ii) it is not under any restriction or obligation that may or will impair such party's full performance of this Agreement; and (iii) it shall not at any time do or authorize any person or entity to do anything inconsistent with, or anything that might diminish, impair or interfere with any of the other party's rights hereunder.

            (b) Each party hereto agrees to indemnify and hold the other and its members, employees, attorneys, agents, successors, affiliates, assigns and licensees harmless against any claim, liability, cost and expenses (including attorneys' and accountants' fees reasonably incurred) in connection with any breach or alleged breach of this Agreement the indemnifying party. In this regard, the indemnified party shall not settle any claim without first notifying the indemnifying party of the terms of any proposed settlement and obtaining its consent thereto.

            (c) Merchandiser acknowledges that UBL is making no representations and warranties concerning anticipated success of the UBL Store, the amount of compensation payable to Merchandiser hereunder, and/or the current or future value of UBL or the warrants described in paragraph 3 above. Likewise, UBL acknowledges that Merchandiser is making no representations and warranties concerning anticipated success of the UBL Store or the amount of compensation payable to UBL with respect thereto.

        5. Notices:

            (a) All notices and payments to either party hereto shall be sent to such party's address first mentioned herein, or such other address as a party hereto may hereafter designate by notice to the other. All notices sent under this Agreement must be in writing to be effective, and must be sent by a third party messenger, by air courier service with a written acknowledgment of receipt, by registered or certified mail, return receipt requested, or through a telegraph office. The date of personal delivery, of mailing or faxing, or the date of delivery to a telegraph office, as the case may be, of any such notice shall be deemed the date of the giving thereof (except, with respect to notices of change of address, the date of which will be the date of receipt by the receiving party). Until UBL notifies Merchandiser otherwise, a copy of all notices hereunder to UBL shall be simultaneously sent as aforesaid to Lenard & Gonzalez LLP, 1900 Avenue of the Stars, 25th Floor, Los Angeles, CA 90067;
Attention: Allen D. Lenard, Esq. Until Merchandiser notifies UBL otherwise, a copy of all notices hereunder to Merchandiser shall be simultaneously sent as aforesaid to Warner Music Group Inc., 3400 Riverside Drive, 6th Floor, Burbank, CA 91505; Attention: Legal Department.

            (b) No failure by a party hereto to perform any of its obligations hereunder shall be deemed a breach of this Agreement, unless the party claiming a breach has given the other party hereto notice of such alleged breach in reasonable detail and such alleged breach is not cured within fifteen (15) business days [ten (10) business days for non-payments] after the giving of such notice, provided this sentence shall not apply to breaches incapable of being cured (e.g., representations and warranties).


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        6. Miscellaneous:

            (a) All references to "this Agreement," "hereof," "herein" and words of similar connotation include all exhibits attached hereto, unless specified otherwise. This Agreement is intended by the parties hereto as a final expression of their understanding and agreement with respect to the subject matter hereof and as a complete and exclusive statement of the terms thereof; this Agreement supersedes all prior and contemporaneous negotiations, understandings, and agreements between the parties hereto with respect to the subject matter hereof. The parties acknowledge and agree that neither party hereto has made any representations or promises in connection with this Agreement or the subject matter hereof not contained herein. Nothing in this Agreement shall be construed to require the commission of any act contrary to law, and wherever there is a conflict between any provisions of this Agreement and any statute, law, ordinance, order or regulation contrary to which the parties hereto have no legal right to contract, such statute, law, ordinance, order or regulation shall prevail; provided that, in such event, (a) the provision of this Agreement so affected shall be limited only to the extent necessary to permit the compliance with the minimum legal requirements, (b) no other provisions of this Agreement shall be affected thereby, and (c) all such other provisions shall remain in full force and effect. The parties hereto shall negotiate in good faith to replace any invalid, illegal or unenforceable provision (the "Invalid Provision") with a valid provision, the effect of which comes as close as possible to that of the Invalid Provision. This Agreement cannot be canceled, modified, amended or waived, in part or in full, in any manner except by an instrument in writing signed by the party to be charged. No waiver by UBL, whether expressed or implied, of any provision of this Agreement or default hereunder shall affect UBL's right to thereafter enforce such provision or to exercise the right or remedy set forth in this Agreement in the event of any other default, whether or not similar. Words in the singular number shall include the plural, and vice versa. Whenever examples are used in this Agreement with the words "including," "for example," "e.g.," "such as," "etc." or any derivation thereof, such examples are intended to be illustrative and not in limitation thereof. The paragraph headings herein are used solely for convenience and shall not be used in the interpretation or construction of this Agreement.

            (b) In entering into this Agreement and providing services pursuant hereto, Merchandiser and UBL each have and shall have the status of independent contractors. Nothing herein contained shall contemplate or constitute either party being an agent or employee of the other party, and nothing herein shall constitute a partnership, joint venture or fiduciary relationship between the parties.

            (c) This Agreement shall be deemed to have been entered into in the State of California and the validity, interpretation and legal affect of this Agreement shall be governed by the laws of the State of California applicable to contracts entered into and performed entirely within the State of California. The courts located in the County of Los Angeles, California (state and federal), only, will have jurisdiction of any controversy regarding this Agreement; any action or other proceeding which involves such a controversy will be brought in those courts, in California and not elsewhere.


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THE ULTIMATE BAND LIST, LLC               GIANT MERCHANDISING


By:     /s/  Marc P. Geiger               By:         /s/  [Illegible]
        -------------------------                 -------------------------
        (an authorized signatory)                 (an authorized signatory)

                              (i)


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                                    EXHIBIT A

                  MERCHANDISER'S STANDARD WHOLESALE PRICE LIST



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                                    EXHIBIT B

                           THE ULTIMATE BAND LIST, LLC

                    WARRANT TO PURCHASE 385,300 COMMON UNITS

                                                              WARRANT NO. 1999-1

THIS WARRANT HAS BEEN ACQUIRED FOR INVESTMENT AND HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. THIS WARRANT MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS. THIS WARRANT IS FURTHER SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER CONTAINED HEREIN AND IN THAT CERTAIN AMENDED AND RESTATED OPERATING AGREEMENT OF THE ULTIMATE BAND LIST, LLC, A CALIFORNIA LIMITED LIABILITY COMPANY DATED JULY 28, 1998, AS AMENDED.

                               WARRANT TO PURCHASE
                     LIMITED LIABILITY COMPANY COMMON UNITS

        This certifies that Giant Merchandising ("Merchandiser") is entitled, on or after April 1, 1999, to become a Member in The Ultimate Band List, LLC, a California limited liability company (the "Company"), on and subject to the terms and conditions contained herein and in the "Operating Agreement" (as defined below), with the number of Common Units in the Company set forth in
Section 1 below, in return for a capital contribution by Merchandiser to the Company of cash consideration in an amount equal to Two and 65/100 Dollars ($2.65) per Common Unit (subject to adjustment as hereinafter provided, the "Warrant Price").

        Except as otherwise specifically provided herein, terms used by not otherwise defined herein shall have those meanings as set forth in that certain Amended and Restated Operating Agreement of The Ultimate Band List, LLC, a California limited liability company dated July 28, 1998, as amended (the "Operating Agreement"). A true and correct copy of the Operating Agreement is attached hereto.

        This Warrant is subject to the following terms and conditions:

1. Common Units Subject to Warrant: Vesting.

        (a) Definitions.

            (i) "Determination Date" means April 30, 2003;







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            (ii) "Merchandiser Agreement" means that certain Merchandiser
Agreement dated as of April 1, 1999 between the Company and Merchandiser;

            (iii) "Qualifying Terms" means on a consignment basis or on terms requiring payment no earlier than the date [***] after the receipt by the "Center" (as defined in the Merchandiser Agreement) of the applicable product items;

            (iv) "Merchandiser Product" means merchandise provided to the Company on Qualifying Terms by either Merchandiser or any "Sublicensee" (as defined in the Merchandiser Agreement);

            (v) "Gross Merchandiser Product Revenue" shall mean the amount actually received by the Company in respect of Merchandiser Product sold to customers who place orders through the "UBL Store" (as defined in the Merchandiser Agreement), including any directly related shipping and handling revenues collected by the Company from such customers;

            (vi) "Deductible Amounts" shall mean all shipping and handling costs; third party fulfillment fees, warehouse charges and related charges; sales, use and value-added taxes; credit card and other third party service fees; agent commissions; and any credits for returns, rebates, cancellations and exchanges;

            (vii) "Adjusted Gross Merchandiser Product Revenue" shall mean Gross Merchandiser Product Revenue less the Deductible Amounts; and

            (viii) "Highest Sales" means the greatest Adjusted Gross Merchandiser Product Revenue during any period of twelve (12) consecutive calendar months of the term of the Merchandiser Agreement (i.e., between April 1, 1999 and March 31, 2003).

        (b) This Warrant may be exercised with respect to:

            (i) 192,650 Common Units at any time on or before March 31, 2004;
and

            (ii) an additional 96,325 Common Units for each full Five Hundred Thousand Dollars ($500,000) in Highest Sales in excess of One Million Dollars ($1,000,000); provided that the number of additional Common Units that may be acquired pursuant to this Section 1(b)(ii) shall be subject to a maximum of 192,650 (i.e., for Highest Sales of Two Million Dollars ($2,000,000) or more).

On or before the Determination Date, the Company shall notify Merchandiser of the Highest Sales.

2.      Term. Except for the rights conferred upon the Company pursuant to
        Section 8 below, this Warrant, and Merchandiser's right to exercise this Warrant, shall terminate immediately upon the first to occur of the following:






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        (a) the close of business (i.e., 5:00 p.m., Los Angeles time) on April
30, 2008;

        (b) the termination of the Merchandiser Agreement prior to the expiration of the full term thereof either (i) by the Company due to a material breach thereof by Merchandiser, which breach remains uncured for the period specified in Section 5(b) of the Merchandiser Agreement or (ii) by Merchandiser other than due to a material breach thereof by the Company, which breach remains uncured for the period specified in Section 5(b) of the Merchandiser Agreement; or

        (c) the breach by Merchandiser of any material provision of this Warrant.

3. Method of Exercise; Payment; Issuance of New Warrant: Transfer and Exchange. This Warrant may be exercised by Merchandiser, in whole or in part, by the surrender of this Warrant, properly endorsed, at the principal office of the Company at 17835 Ventura Blvd., Suite 310, Encino, CA 91316 (or at such other location within the State of California or the State of New York as the Manager may advise Merchandiser in writing), and by (a) payment to the Company in cash or immediately available funds of the Warrant Price of the Common Units being purchased, and (b) delivery to the Company of a customary investment letter executed by Merchandiser, representing and warranting that the Common Units are being acquired for Merchandiser's own account, for investment purposes only, and not with a view to the distribution, resale or other distribution thereof in violation of applicable securities laws, and acknowledging the issuance and transfer of the Common Units are subject to the requirements of federal and state securities laws. Merchandiser, in lieu of exercising this Warrant for a specified number of Common Units (the "Exercised Units") and paying the aggregate exercise price therefor (the "Exercise Price"), may elect to receive a number of Common Units equal to the number of Exercised Units, minus a number of Common Units having an aggregate "Fair Market Value" (as defined below) equal to the Exercise Price. After any such election, the number of Common Units covered by this Warrant shall be deemed automatically reduced by the number of Exercised Shares. For purposes of this Warrant, "Fair Market Value" means (a) if the Common Units are then publicly traded, the closing sale price of the Common Units on its principal stock exchange or market system (or the average of the closing bid and asked prices, if closing sales prices are not reported) for the ten (10) consecutive trading days immediately prior to the date of any such "net exercise," or (b) in all other cases, as determined by the Manager in its sole, good faith discretion. In the event of any exercise, or any such "net exercise," of less than all of the rights represented by this Warrant, the Company shall issue to Merchandiser a new warrant evidencing the ability of Merchandiser to purchase the balance of the number of Common Units from the Company, and shall deliver such warrant to Merchandiser promptly following such partial exercise. The Company agrees that the Common Units issuable to Merchandiser upon exercise of this Warrant and Merchandiser's making the applicable payment to the Company in respect thereof, Merchandiser and the Common Units issued to Merchandiser with respect to such exercise shall become subject to the terms and conditions of the Operating Agreement, including without limitation, the obligation to sell Common Units and the restrictions on transfer of Common Units contained therein. In this regard, Merchandiser acknowledges that it shall only become a Member and be entitled to the rights as a Member once Merchandiser validly exercises


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        this Warrant in accordance with the terms hereof and executes a signature page to the Operating Agreement whereby it agrees to be bound by all of the terms thereof, excluding the non-competition covenant contained in Section 3.10 thereof, from which Merchandiser shall be exempted.

4. Due Authorization and Issuance. The Company covenants and agrees that any and all of the Common Units issued to Merchandiser in accordance with the terms hereof will, upon such issuance, be duly authorized, validly issued and free from all preemptive rights of any holder of Common Units in the Company, free and clear of all taxes, liens and charges with respect to such issuance. The Company further covenants and agrees that, during the period within which this Warrant may be exercised, the Company will take no action that would prohibit the issuance of Common Units required to be issued in accordance with the terms and conditions hereof on such exercise.

5. Fractional Common Units. No fractional Common Units shall be issued in connection with any exercise hereunder but in lieu of such fractional Common Units, the Company shall make a cash payment therefor upon the basis of the fair market value of the Common Units, as determined by the Manager in its sole, good faith discretion.

6.      Certain Adjustments.

        (a) If the outstanding Common Units are changed into or exchanged for a different number or kind of securities of the Company or a successor entity (including a "C-corporation" that becomes the successor or parent of the Company in connection with a roll-up or similar exchange transaction in connection with an initial public offering) through a capital reorganization or reclassification, or if the number of outstanding Common Units is changed through a split of Common Units, reverse split of Common Units or issuance of a Common Unit dividend, then a reasonable and appropriate adjustment shall be made by the Company in (i) the number or kind of Common Units that may be purchased pursuant to the exercise of this Warrant, and (ii) the number, exercise price, or kind of securities subject to this Warrant. Any such adjustment in this Warrant, however, shall be made without a change in the total price applicable to the unexercised portion of this Warrant but with a corresponding adjustment in the price for each Common Unit covered by this Warrant. In making such adjustments, or in determining that no such adjustments are necessary, the Company may rely upon the advice of counsel and accountants to the Company, and the reasonable determination of the Company shall be binding.

        (b) Upon (i) the dissolution, liquidation, or sale of all or substantially all of the business, properties and assets of the Company, (ii) any reorganization, merger, consolidation, sale or exchange of securities in which the Company does not survive, (iii) any reorganization, merger, consolidation, sale or exchange of securities in which the Company does survive and any of the Company's members have the opportunity to receive cash, securities of another' entity and/or other property in exchange for their Common Units (other than a "roll-up" or similar exchange transaction in connection with an initial public offering), or (iv) any acquisition by any person or group (as defined in Section 13(d) of the Securities Exchange Act of 1934, as amended), of beneficial ownership of more than fifty percent (50%) of the Company's then outstanding Common Units (each of the events described in clauses (i), (ii), (iii), or (iv) is


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referred to herein as an "Extraordinary Event"), this Warrant shall terminate unless it survives the Extraordinary Event pursuant to Section 6(d) below.

        (c) Merchandiser shall have the right until ten (10) days before the effective date of any Extraordinary Event to exercise, in whole or in part, this Warrant, but only to the extent to which it is exercisable pursuant to the provisions hereof. In this regard, the Company shall notify Merchandiser in writing of the Company's intent to engage in any Extraordinary Event on or before the date (the "Notice Date") that is no less than thirty (30) days before the effective date of such Extraordinary Event. In addition, notwithstanding anything to the contrary contained herein, if an Extraordinary Event shall occur during the term of the Merchandiser Agreement, then, solely for purposes of determining the extent to which this Warrant is exercisable in accordance with this Section 6(c), Highest Sales shall be determined either: (i) with reference to each period of twelve (12) consecutive calendar months of the term of the Merchandiser Agreement prior to the Notice Date; or (ii) if fewer than twelve
(12) months have elapsed since the commencement of the term of the Merchandiser Agreement, on an annualized basis.

        (d) If an Extraordinary Event occurs during the term of the Merchandiser Agreement, then the Company shall be obligated to either, in its sole discretion: (i) cause this Warrant to survive such Extraordinary Event or (ii) cause the surviving entity (which may be the Company), or any other entity that, after giving effect to the Extraordinary Event, owns, directly or indirectly, fifty percent (50%) or more of the Company's then outstanding Common Units, to tender to Merchandiser a substitute warrant to purchase units or other equity interests in such entity containing terms and provisions substantially preserving, in the reasonable, good faith discretion of the Company, the rights and benefits of this Warrant to the extent then outstanding (a "Substitute Warrant"). If an Extraordinary Event occurs after the term of the Merchandiser Agreement, in its sole and absolute discretion, the Company may permit this Warrant to survive such Extraordinary Event. In addition, if an Extraordinary Event occurs after the term of the Merchandiser Agreement, in its sole and absolute discretion, the surviving entity (which may be the Company), or another entity, may, but shall not be so obligated, tender to Merchandiser a Substitute Warrant.

        (e) The grant of this Warrant shall not affect in any way the right or power of the Company to make adjustments, reclassification or changes in its capital or business structures or to merge, consolidate, dissolve, or liquidate or to sell or transfer all or any part of its business or assets or undertake any other permitted limited liability company action.

        (f) Upon the occurrence of each adjustment of this Warrant pursuant to this Section 6, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to Merchandiser a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon the written request of Merchandiser, furnish or cause to be furnished to Merchandiser a like certificate setting forth: (i) such adjustments and readjustments; (ii) the applicable Exercise Price at the time in effect; and (iii) the number of Common Units, if any, and the amount, if any, of other securities or property that at the time would be received upon the exercise of this Warrant.


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

        (g) Other Action Affecting Common Units. The Company will not, by amendment of its Articles of Organization or the Operating Agreement, or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, dividend or other distribution of cash or property, or any other voluntary action, avoid or seek to,: avoid the rights granted to Merchandiser hereunder or the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions hereof, and in the taking of all such actions as may be necessary or appropriate in order to protect the rights of Merchandiser as set forth herein against impairment.

7. Payment of Taxes. The Company will pay all taxes (other than taxes based upon income) and other governmental charges that may be imposed with respect to the issue or delivery of Common Units upon exercise of this Warrant.

8.      Drag-Along Obligation.

        (a) Definition of Equity Securities. For purposes of this Warrant, "Equity Securities" shall mean all (i) Units, all rights, options or warrants to purchase Units, all securities of any type whatsoever that are convertible into or exchangeable for Units, and all rights, options or warrants to purchase securities that are convertible into or exchangeable for Units and (ii) all shares, options, warrants, general or limited partnership interests, limited liability company membership interests, participations or other equivalents (regardless of how designated) of or in a corporation, partnership, limited liability company or equivalent entity that are issued in exchange for any of the items described in the preceding clause (ii).

        (b) The Obligation. Notwithstanding anything to the contrary contained herein, if the Manager finds an acquirer for all or any portion of its interest in the Company (whether such acquisition is by way of purchase of assets, Common Units or successor Equity SECURITIES, merger, recapitalization or other form of transaction, and including, without limitation, a roll-up transaction that is for the purpose of a reorganization among the Company and its Affiliates), then, at the request of the Manager, Merchandiser shall sell or otherwise transfer a corresponding portion of any Common Units (or successor Equity Securities) then held by Merchandiser to such acquirer on the same terms and conditions as apply to the sale or other transfer by the Manager. Merchandiser to such acquirer on the same terms and conditions as apply to the sale or other transfer by the Manager. Merchandiser further agrees timely to take such other actions as the Manager may reasonably request in connection with the approval of the consummation of such sale or other transfer, including, without limitation, voting in favor of such sale or other transfer and waiving any dissenters' rights, executing such agreements, powers of attorney, voting proxies or other documents and instruments as may. be necessary or desirable to consummate such sale or other transfer, and, in the event that such sale or other transfer is structured as a recapitalization, transferring and retaining such portion of Common Units (or successor Equity Securities) and rights under this Warrant as may be requested by the Manager.

9.      Tag-along Right.

        (a) Definition of Excluded Transferee. For purposes of this Warrant, "Excluded Transferee" shall mean: (i) Marc Geiger; (ii) Donald Muller; (iii) a spouse, descendant or parent


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

of Marc Geiger or Donald Muller; (iv) a descendant of any Person listed in clauses (i), (ii) or (iii) above; (v) a trust for the sole benefit of any one or more of the Persons listed in clauses (i), (ii), (iii) or (iv) above; (vi) ARTISTdirect New Media, LLC ("ADNM"); or (vii) any Affiliate of any Person listed in clauses (i), (ii), (iii), (iv), (v) or (vi) above.

        (b) The Right. If ADNM, or any direct or indirect successor, assignee or transferee of ADNM (each a "Transferor"), proposes alone or with others to Transfer, directly or indirectly, to any Person that is not an Excluded Transferee, any Equity Securities (each, a "Subject Interest") that represent a fully-diluted Percentage of twenty percent (20%) or more, in a single transaction or series of transactions, and the Common Units (or substitute Equity Securities) issued to Merchandiser) pursuant to this (or any successor) Warrant (the "Securities") include (at such time or upon exercise, conversion or exchange) any Equity Securities of the same class as the Subject Interest (the "Subject Interest Class"), the would-be Transferor shall provide Merchandiser with not less than thirty (30) days' prior written notice of such proposed sale, which notice shall include all of the material terms and conditions of such proposed sale and which shall identify such purchaser (the "Sale Notice"), and Merchandiser shall have the option, exercisable by written notice to the Transferor within twenty (20) days after the receipt of the Sale Notice, to participate in such transaction pro rata with the Transferor at the same time as, and upon the same terms and conditions as (including all direct or indirect consideration) the Transferor Transfers his Equity Securities in the Company. Merchandiser may sell all or any portion of the Securities held by Merchandiser (or issuable to Merchandiser upon exercise, conversion or exchange of any of the Securities) that are of the class of Equity Securities that includes the Subject Interest Class (the "Merchandiser's Securities") equal to the product obtained by multiplying (i) the Subject Interest by (ii) a fraction, the numerator of which is Merchandiser's Securities and the denominator of which is the total number of Equity Securities of the Subject Interest Class then owned by the Transferor, Merchandiser, and any other Person that has tag-along rights with respect to the proposed Transfer by Transferor. To the extent that Merchandiser, or any other Person that has tag-along rights with respect to the proposed Transfer by Transferor, shall exercise its tag-along right, the number of Equity Securities that the Transferor may Transfer in the transaction shall be correspondingly reduced.

        (c) Expenses. In any transaction in which Merchandiser sells or otherwise disposes of any of the Merchandiser's Securities pursuant to this
Section 9, Merchandiser shall bear its pro rata share of the reasonable expenses incurred by the Transferor in connection with the sale of the Subject Interest.

        (d) Exempt Sales. The rights and obligations set forth in this Section 9 shall not apply to any sale of Equity Securities made in connection with or following an initial public offering of common stock of the corporate successor of the Company.

10.     Transferability of Warrant.

        (a) Except as set forth in Section 10(b) below, this Warrant may not be sold, conveyed, transferred, alienated, donated, encumbered or otherwise disposed of by Merchandiser and, accordingly, any purported such transaction in violation of this Section 10 shall be void ab initio, of no force or effect.


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

        (b) Notwithstanding Section 10(a) above, but subject to applicable securities laws, Merchandiser may transfer all, but not less than all, of this Warrant, to any Affiliate of Merchandiser, provided that no such transfer shall be effective until the transferee agrees in writing to be bound by all of the provisions of this Warrant, including Section 8 above.

11. Investment Representation. Merchandiser represents and warrants to the Company that Merchandiser is acquiring this Warrant for Merchandiser's own account for investment and not with a view to, or for resale in connection with, any distribution thereof. Merchandiser acknowledges that this Warrant and the Common Units that may be purchased under this Warrant have not been, registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act that depends upon, among other things, the bona fide nature of the investment intent of Merchandiser as expressed herein.

12. Representation Regarding Exercise Price. The Company hereby represents and warrants to Merchandiser that the Exercise Price was calculated by applying a value of the Company that does not exceed the value of the Company that applied in the Company's most recent issuance of Common Units to an unrelated third party.

13. Amendment and Waiver; Successors. This Warrant may only be amended or supplemented, and any waiver or departure from the provisions hereof may only be given, with the consent of the Manager and Merchandiser. All of the covenants and provisions of this Warrant by or for the benefit of the Company and Merchandiser shall bind and inure to the benefit of them and their respective permitted successors and assigns hereunder.

14. Notices. All notices required by this Warrant to merchandiser shall be sent to Giant Merchandising, 5655 Union Pacific Avenue, Commerce, CA 90022, or such other address as Merchandiser may hereafter designate by notice to the Company. All notices sent under this Agreement to the Company or the Manager shall be sent to the address indicated in Section 3 above. All notices required by this Warrant must be in writing to be effective, and must be sent by a third party messenger, by air courier service with a written acknowledgment of receipt, by registered or certified mail, return receipt requested, or through a telegraph office. The date of personal delivery, of mailing, or the date of delivery to a telegraph office. The date of any such notice shall be deemed the date of the giving thereof (except, with respect to notices of change of address, the date of which will be the date of receipt by the receiving party). Until the Company notifies Merchandiser otherwise, a copy of all notice hereunder to the Company shall be simultaneously sent as aforesaid to Lenard & Gonzalez LLP, 1900 Avenue of the Stars, 25th Floor, Los Angeles, CA 90067; Attention: Allen D. Lenard, Esq.

15. Descriptive Headings and Governing Law. The descriptive headings of the several paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant. This Warrant shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of California.


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

16. Lost Warrant. The Manager and the Company represent and warrant to Merchandiser that upon receipt of evidence reasonably satisfactory to the Manager and the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction upon receipt of an indemnity reasonably satisfactory to the Manager and the Company, or in the case of any such mutilation upon surrender and cancellation of such Warrant, the Manager and the Company will make and deliver a new Warrant in lieu of the lost, stolen, destroyed or mutilated Warrant.

               IN WITNESS WHEREOF, Merchandiser, the Company and the Manager have caused this Warrant to be duly executed and issued by their respective officers thereunto duly authorized as of the 1st day of April, 1999.

"COMPANY"                                   "MERCHANDISER"

THE ULTIMATE BAND LIST, LLC                 Giant Merchandising


By:   /s/  Marc P. Geiger                   By:
   -------------------------------             ------------------------------
Its:    Co-Chief Executive Officer                 (an authorized signatory)


"MANAGER"

ARTISTdirect New Media, LLC


By:    /s/  Marc P. Geiger
   -------------------------------
Its:    Co-Chief Executive Officer


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